As filed with the Securities and Exchange Commission on April 10,
1996.

                              Registration Statement No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                      ____________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

                       TULTEX CORPORATION
      (Exact name of Registrant as specified in its Charter)

          Virginia                             54-0367896
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)           Identification Number)

                    101 Commonwealth Boulevard
                   Martinsville, Virginia  24115
    (Address of principal executive office, including zip code)

                        TULTEX CORPORATION
                       EMPLOYEE SAVINGS PLAN
                      (Full title of the Plan)

                        O. Randolph Rollins
             Executive Vice President and General Counsel
                          Tultex Corporation
                      101 Commonwealth Boulevard
                     Martinsville, Virginia  24115
                            (540) 632-2961

      (Name, address, including zip code, and telephone number including area code, of agent for service)

                            With copies to:

                          Lathan M. Ewers, Jr.
                              Mark S. Dray
                           Hunton & Williams
                          951 East Byrd Street
                        Richmond, Virginia 23219
                              804-788-8200
                           ____________________


                    CALCULATION OF REGISTRATION FEE
                                      Proposed   Proposed
Title of                              maximum    maximum
securities                            offering   aggregate   Amount of
  to be            Amount to be       price per  offering   registration
registered          registered        share      price          fee

Common Stock
$1.00 par value    150,000 shares     $4.625(*)  $693,750   $240

     (*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule
457(c) on the basis of $4.625 per share, which was the average of the high and low prices of the Common Stock on the New York Stock
Exchange on April 8, 1996, as reported in The Wall Street
Journal.

     In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                     Statement Required By
                     General Instruction E.

     This registration statement is filed to register 150,000 additional shares of Tultex Corporation Common Stock, $1.00 par value, for Tultex Corporation Employee Savings Plan. The contents of Registration Statement No. 33-12394 are incorporated herein by reference.

                           PART II

Item 8.      Exhibits.

Exhibit No.

23.1         Consent of Price Waterhouse LLP

                          SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on this 9th day of April, 1996.

                                 TULTEX CORPORATION


                                 By /s/ Charles W. Davies, Jr.
                                    Charles W. Davies, Jr.
                                    President and Chief Executive
                                      Officer

                         POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 9, 1996. Each person whose signature appears below hereby authorizes the agent for service named in this registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the Registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

     Signature                             Title

/s/ John M. Franck               Chairman of the Board; Director
John M. Franck

/s/ Charles W. Davies, Jr.       President and Chief Executive
Charles W. Davies, Jr.           Officer; Director

/s/ Suzanne H. Wood              Vice President and Chief
Suzanne H. Wood                  Officer
                                 (Principal Financial Officer and
                                 Principal Accounting Officer)

/s/ Lathan M. Ewers, Jr.         Director
Lathan M. Ewers, Jr.

/s/ Irving M. Groves, Jr.        Director
Irving M. Groves, Jr.

____________________________     Director
H. Richard Hunnicutt, Jr.

____________________________     Director
J. Kenneth Iverson

____________________________      Director
Bruce M. Jacobson

/s/ Richard M. Simmons, Jr.       Director
Richard M. Simmons, Jr.

                           EXHIBIT INDEX


                                                Sequentially
Exhibit No.    Description                      Number Page

   23.1        Consent of Price Waterhouse LLP